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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS




                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in the Registration Statement No.
333-07347 on Form S-8 of MICROS Systems, Inc. of our report dated June 23, 2000 on the financial statements of the MICROS Systems, Inc. 401(k) Retirement Plan as of December 31, 1999 and 1998 and for the years then ended, which report is included in this Form 11-K.





PricewaterhouseCoopers LLP
McLean, Virginia
June 26, 2000









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